Exhibit 4.7 -- Bluegate Corporation
                                                        FILED # C173-85
                                                         JULY 19, 2001
                                                        IN THE OFFICE OF
                                                 DEAN HELLER, SECRETARY OF STATE


                  CERTIFICATE OF THE DESIGNATION, PREFERENCES,
                            RIGHTS AND LIMITATIONS OF
               SERIES A CONVERTIBLE NON-REDEEMABLE PREFERRED STOCK
                                       OF
                             BERENS INDUSTRIES, INC.

     Berens Industries, Inc., (hereinafter referred to as the "Corporation" or "Company"), a corporation organized and existing under the laws of the State of Nevada.

     DOES  HEREBY  CERTIFY:

     That, the Articles of Incorporation of the Corporation authorizes the issuance of 10,000,000 shares of Preferred Stock, $.00l par value per share, and expressly vests in the Board of Directors of the Corporation the authority to issue any or all of said shares in one or more series and by resolution or resolutions to establish the designation, number, full or limited voting powers, or the denial of voting powers, preferences and relative, participating, optional, and other special rights and the qualifications, limitations, restrictions and other distinguishing characteristics of each series to be issued:

     RESOLVED, that pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation, the Series A Convertible Non-Redeemable Preferred Stock, par value $.00l ("Series A Convertible Preferred Stock"), is hereby authorized and created, said series to consist of up to 600 shares, with a stated value of $1,000.00 per share of Series A Convertible Preferred Stock. The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof shall be as follows:

     1.     NO  DIVIDENDS  ON SERIES A CONVERTIBLE PREFERRED STOCK.    There are
            -------------------------------------------------------
no  dividends  on  Series  A  Convertible  Preferred  Stock.

     2.     CONVERSION OF SERIES A CONVERTIBLE PREFERRED STOCK INTO COMMON STOCK
            --------------------------------------------------------------------

          (a) Each holder of shares of Series A Convertible Preferred Stock may, at his option and at any time and from time to time, convert any or all such shares, into fully paid and non-assessable shares of the Corporation's Common Stock at a conversion ratio of 233,975 shares of Common Stock for each share of Series A Convertible Preferred Stock. Fractional conversions are permitted.

          (b) To exercise his conversion privilege, the holder of any shares of Series A Convertible Preferred Stock shall surrender to the Corporation during regular business hours at the principal executive offices of the Corporation or the offices of the transfer agent for the Series A Convertible Preferred Stock or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed for transfer to the Corporation (if required by it), accompanied by written notice stating that the holder irrevocably elects to convert such shares. Conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the "Conversion Date." Within five (5) business days after the date on which such delivery is made, the Corporation shall issue and send (with receipt to be acknowledged) to the holder thereof or the holder's designee, at the address designated by such holder, a certificate or certificates for the number of full and fractional shares of Common Stock to which the holder is entitled as a result of such conversion. The holder shall be deemed to have become a stockholder of record of the number of shares of Common Stock into which the shares of Series A Convertible Preferred Stock have been converted on the applicable Conversion Date unless the transfer books of the Corporation are closed on that date, in which event he shall be deemed to have become a stockholder of record of such shares on the next succeeding date on which the transfer books are open. Upon conversion of only a portion of the number of shares of Series A Convertible Preferred Stock represented by a certificate or certificates surrendered for conversion, the Corporation shall within three (3) business days after the date on which such delivery is made, issue and send (with receipt to be acknowledged) to the holder thereof or the holder's designee, at the address designated by such holder, a new certificate covering the number of shares of Series A Convertible Preferred Stock representing the unconverted portion of the certificate or certificates so surrendered.

          (c) The Corporation shall at all times reserve for issuance and maintain available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Series A Convertible Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all Series A Convertible Preferred Stock from time to time outstanding. The Corporation shall from time to time (subject to obtaining necessary director and stockholder action), in accordance with the laws of the State of Nevada, increase the authorized number of shares of its Common Stock if at any time the authorized number of shares of its Common Stock remaining unissued shall not be sufficient to permit the conversion of all of the shares of Series A Convertible Preferred Stock at the time outstanding.

          (d) If any shares of Common Stock to be reserved for the purpose of conversion of shares of Series A Convertible Preferred Stock require registration or listing with, or approval of, any governmental authority., stock exchange or other regulatory body under any federal or state law or regulation or otherwise, including registration under the Securities Act of 1933, as amended, and appropriate state securities laws, before such shares may be validly issued or delivered upon conversion, the Corporation will in good faith and as expeditiously as possible meet such registration, listing or approval, as the case may be.

          (e) All shares of Common Stock which may be issued upon conversion of the shares of Series A Convertible Preferred Stock will upon issuance by the Corporation be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.

          (f) In case any shares of Series A Convertible Preferred Stock shall be converted pursuant hereto, or purchased or otherwise acquired by the Corporation, the shares so converted, purchased or acquired shall be restored to the status of authorized but unissued shares of preferred stock, without designation as to class or series, and may thereafter be reissued, but not as shares of Series A Convertible Preferred Stock.

          (g) The conversion ratio of the Series A Convertible Preferred Stock into Common Stock of the Corporation shall be subject to adjustment from time to time as follows:

          (i) Stock Splits, Dividends and Combinations. In the event that the Corporation shall at any time subdivide the outstanding shares of Common Stock, or shall pay or make a dividend or distribution on any class of capital stock of the Corporation in Common Stock, the conversion ratio in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and in case the Corporation shall at any time combine the outstanding shares of Common Stock, the conversion ratio in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such subdivision, dividend or combination, as the case may be.

          (ii) Non-Cash Dividends, Stock Purchase Rights, Capital Reorganization and dissolutions. In the event:

               (a) that the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend, or any other distribution, payable otherwise than in cash; or

               (b) that the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase any shares of stock of any class or other securities, or to receive any other rights; or

               (c) of any capital reorganization of the Corporation, reclassification of the capital stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock), consolidation or merger of the Corporation with or into another corporation, share exchange for all outstanding shares of Common Stock under a plan of exchange to which the Corporation is a party, or conveyance of all or substantially all of the assets of the Corporation to another corporation; or

               (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

          then, and in any such case, the Corporation shall cause to be mailed to the holders of record of the outstanding Series A Convertible
          Preferred Stock, at least 10 days prior to the date hereinafter specified, a notice stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, share exchange, conveyance, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which holders of Corporation securities of record shall be entitled to exchange their shares of Corporation securities for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, share exchange, conveyance, dissolution, liquidation or winding up.

   3.     VOTING  OF  SERIES  A  CONVERTIBLE  PREFERRED  STOCK
          ----------------------------------------------------

          The shares of Series A Convertible Preferred Stock shall be entitled to vote, together with the shares of the Corporation's Common Stock, on all matters presented at any annual or special meeting of stockholders of the Corporation, or may act by written consent in the same manner as the holders of the Corporation's Common Stock, upon the following basis: each holder of Preferred Stock shall be entitled to cast such number of votes for each share of Series A Convertible Preferred Stock held by such holder on the record date fixed for such meeting. or on the effective date of such written consent, as shall be equal to the number of shares of the Corporation's Common Stock into which each of such holder's shares of Series A Convertible Preferred Stock is convertible immediately after the close of business on the record date fixed for such meeting or the effective date of Such written consent. The Series A Convertible Preferred Stock and any other stock having voting tights shall vote together as one class, except as provided by law.

     4.     LIQUIDATION  RIGHTS
            -------------------

          (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Convertible Preferred Stock then outstanding shall be entitled to receive out of assets of the Corporation available for distribution to stockholders, before any distribution of assets is made t holders of any other class of capital stock of the Corporation, an amount equal to $1 .000.00 per share ("Liquidation Amount").

          (b) A consolidation or merger of the Corporation (in the event that the Corporation is not the surviving entity) or sale of all or substantially all of the corporation's assets shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning herein. In the event of such a liquidation as contemplated herein, the holders of Series A Convertible Preferred Stock shall be entitled to receive an amount equal to the Liquidation Amount.

          (c) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation which involves the distribution of assets other than cash, the Corporation shall promptly engage competent independent appraisers to determine the value of the assets to be distributed to the holders of shares of this Series A Convertible Preferred Stock other preferred stock, and the holders of shares of Common Stock. The Corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Series A Convertible Preferred Stock of the appraiser's valuation.

     5.   NO  REDEMPTION  BY  THE  CORPORATION.
          -------------------------------------

          Series A Convertible Preferred Stock is not redeemable by the Corporation.



                       [[[SIGNATURES ON FOLLOWING PAGE)]]]

     IN Witness Whereof, Berens Industries, Inc., has caused Its corporate seal to be hereunto affixed and this certificate to be signed by Marc I. Berens, its president and Jeffrey Hansen, its secretary, this I 3" day of 2001.


                                        BERENS  Industries,  Inc.

                                        By  /S/  Marc  I.  Berens
                                        -------------------------------
                                            Marc I. Berens, President


                                        By  /S/  Jeffrey Hansen
                                        -------------------------------
                                            Jeffrey Hansen, Secretary


THE  STATE  OF  FLORIDA
COUNTY  OF  HARRIS  FLORIDA


     BEFORE  ME, the undersigned authority, on this day personally appeared Marc
I. Berens, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

     GIVEN UNDER MY HAND AND SEAL of office this 13th day of July, 2001.

-----------------------------------------
                  HENRY J. RAMCE                 /S/   HENRY J. RAMCE
SEAL      Notary Public-State of Florida        --------------------------------
        My Commission Expires Feb 25, 2005      NOTARY PUBLIC IN AND FOR
              Commission # CC986067             THE STATE OF FLORIDA
-----------------------------------------

THE  STATE  OF  FLORIDA
COUNTY  OF  HARRIS  FLORIDA

     BEFORE ME, the undersigned authority, on this day personally appeared Jeffrey Hansen, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

     GIVEN UNDER MY HAND AND SEAL of office this 16th day of July, 2001.

-----------------------------------------
               Barbara C. Fullerton                 /S/   Barbara C. Fullerton
SEAL      Notary Public-State of Texas          --------------------------------
               My Commission Expires            NOTARY PUBLIC IN AND FOR
                November 13, 2003               THE STATE OF TEXAS
-----------------------------------------